UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 21, 2019

eHealth, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CALIFORNIA, 95054
 (Address of principal executive offices)

(650) 584-2700

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note
On February 21, 2019, eHealth, Inc. issued an earnings release announcing its financial results for the quarter and year ended December 31, 2018. A copy of the earnings release was furnished with a Current Report on Form 8-K filed on February 21, 2019 (the “Original 8-K”). This Amendment No. 1 on Form 8-K/A is being filed to amend Items 2.02 and 9.01 of the Original 8-K, solely for the purpose of correcting certain errors related to the information provided for (i) the non-GAAP net income and non-GAAP net income per diluted share for the three months ended December 31, 2018 and (ii) the guidance for the full year ending December 31, 2019 for non-GAAP net income per diluted share, as described below.

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On February 21, 2019, eHealth, Inc. (the “Company”) issued an earnings release announcing its financial results for the quarter and year ended December 31, 2018 (the “Original Press Release”). Information regarding the non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter of 2018 included incorrect adjustments for the impact of income taxes in non-GAAP net income based on the revised effective tax rate for the three months ended December 31, 2018. Additionally, the 2019 guidance for non-GAAP net income per diluted share in the body of the Original Press Release and expected non-GAAP net income in the Reconciliation of Non-GAAP Financial Measures to Guidance incorrectly excluded depreciation and amortization. On February 25, 2019, the Company issued a corrected earnings release revising such information, as corrected (the “Corrected Press Release”). The misstatements did not impact the Company’s GAAP financial statements.
A copy of the Corrected Press Release, which indicates the corrected non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter of 2018, and guidance for 2019 non-GAAP net income per diluted share and expected non-GAAP net income, is furnished as Exhibit 99.1 to this Amendment No. 1 on Form 8-K/A and is incorporated herein by reference. For convenience, the corrected non-GAAP net income and non-GAAP income per diluted share for the fourth quarter of 2018, and the guidance for 2019 non-GAAP net income per diluted share are also excerpted below (with original reported non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter of 2018, and the original guidance for 2019 non-GAAP net income per diluted share struck and the corrected non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter of 2018, and the corrected guidance for 2019 non-GAAP net income per diluted share in bold type and underlined).

Non-GAAP net income for the fourth quarter of 2018 was $35.7 ~~33.6~~ million, or $1.72 ~~1.61~~ non-GAAP net income per diluted share, compared to non-GAAP net income of $30.2 million, or $1.57 non-GAAP net income per diluted share, for the fourth quarter of 2017.

Non-GAAP net income per diluted share(a) is expected to be in the range of $1.11 ~~1.22~~ to $1.25 ~~1.33~~ per share.

The information in Item 2.02 of this Current Report on Form 8-K/A and the exhibits attached hereto are intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Corrected Press Release, Dated February 25, 2019 (eHealth Announces 2018 Fourth Quarter and Fiscal 2018 Results)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Derek N. Yung

Derek N. Yung
Chief Financial Officer
Date: February 25, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected Press Release, Dated February 25, 2019 (eHealth Announces 2018 Fourth Quarter and Fiscal 2018 Results)